EXHIBIT 8.1


                     [LETTERHEAD OF DAVIS POLK & WARDWELL]

                                (212) 450-4608


                                                   April 25, 1995

SunAmerica Inc.
SunAmerica Capital Trust I
1 SunAmerica Center
Los Angeles, California  90067


               Re:  Registration Statement on Form S-4
                    Registration Nos. 33-56951-01 and 33-56961-02


Ladies and Gentlemen:

               We have acted as special counsel for SunAmerica Inc. ("SunAmerica") and SunAmerica Capital Trust I (the "Trust") in connection with the Trust's offer (the "Offer") to issue its 9.95% Trust Originated Preferred Securities (the "Preferred Securities") for up to 5,500,000 outstanding shares of its 9 1/4% Preferred Stock, Series B (the "Series B Preferred"). In connection therewith, we have prepared the discussion set forth under the caption "Taxation" (the "Discussion") in the Offering Circular/Prospectus (the "Offering Circular/Prospectus") that is part of the Registration Statement on Form S-4 (Registration Nos. 33-56951-01 and 33-56961-02) filed by SunAmerica and the Trust with the Securities and Exchange Commission.

               In rendering our opinion, we have examined the form of Amended and Restated Declaration of Trust of SunAmerica Capital Trust I dated as of May __, 1995 (the "Declaration") included as an Exhibit to the Registration Statement, and have assumed that the Trustees will conduct the affairs of the Trust in accordance with the Declaration. We hereby confirm our opinion as set forth in the Discussion, which is a summary of the material United States federal income tax consequences of the exchange of Series B Preferred for Preferred Securities pursuant to the Offer, and of the ownership and disposition of the Preferred Securities.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Taxation" in the Offering Circular/Prospectus. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.


                                       Very truly yours,


                                       /s/ DAVIS POLK & WARDWELL
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